UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2011

HELIOS STRATEGIC MORTGAGE INCOME FUND, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-31365	13-3529369
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three World Financial Center 200 Vesey Street, 10th Floor New York, New York	10281-1010
(Address of principal executive offices)	(Zip Code)

(800) 497-3746

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(d)

On February 24, 2011, Diana H. Hamilton was elected by the Board of Directors of Helios Strategic Mortgage Income Fund, Inc. (the “Fund”) as a Class I Director. Ms. Hamilton shall serve until the 2012 annual meeting of stockholders and until her successor shall be elected and shall qualify or until her earlier resignation or removal.

Ms. Hamilton was appointed to serve on the Fund’s Audit and Nominating and Compensation Committees.

Ms. Hamilton is not a party to any arrangement or understanding pursuant to which she was selected as a Director, nor is Ms. Hamilton a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIOS STRATEGIC MORTGAGE INCOME FUND, INC.

By:	/s/ Steven M. Pires
Steven M. Pires
Treasurer and Principal Financial Officer

Date: March 2, 2011